UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2008

TEMECULA VALLEY BANCORP INC.
(Exact name of Registrant as specified in its charter)

California		46-0476193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

27710 Jefferson Avenue Suite A100 Temecula, California		92590
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (951) 694-9940

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

On February 20, 2008, executives of Temecula Valley Bancorp Inc. (the “Company”) made a presentation to analysts providing certain financial and operating information regarding the Company and its principal bank subsidiary, Temecula Valley Bank. Exhibit 99.1 is a copy of slides furnished at, and posted on the Company’s website in connection with the presentation. The slides are being furnished pursuant to Item 2.02, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

:	The following exhibits are filed with this Form 8-K

	99.1	Slides of Presentation dated February 20, 2008

This Form 8-K (including the exhibit hereto) contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company’s and its subsidiaries’ management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company’s and its subsidiaries’ results to differ materially from those described in the forward-looking statements can be found in the Company’s annual and quarterly reports most recently filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMECULA VALLEY BANCORP INC.

Date: February 21, 2008	By:	/s/ STEPHEN H. WACKNITZ
Stephen H. Wacknitz
Chief Executive Officer and President